EXHIBIT 99.1

Radyne Completes Acquisition of Xicom Technology

PHOENIX, AZ – May 31, 2005 — Radyne ComStream Inc. (NASDAQ: RADN), today announced that it had completed its acquisition of Xicom Technology. After final adjustments, Radyne paid $37.7 million in cash, 219,708 shares of stock and assumed $5.1 million in debt at the closing. Xicom will continue to operate as a Radyne subsidiary from its Santa Clara, California offices.

With over $44 million in annual sales for its fiscal year ended October 31, 2004, Xicom is a leading provider of satellite and microwave power amplifiers and other RF products. The combination of Xicom’s amplifier products and RF technologies with Radyne’s line of satellite modems and broadcast encoders will make the company a full line supplier of satellite and broadcast electronic systems. The acquisition brings an increased customer base for both company’s products as well as the potential of offering complete system solutions.

“We are delighted to join forces with Xicom,” said Bob Fitting, Radyne’s CEO. “The combination of these two industry leading suppliers will provide customers with one stop shopping for their satellite communication needs. We believe that Xicom’s military market strength and Radyne’s commercial strength provides a synergistic benefit.”

“Working together with Radyne over the past few months has convinced us how strong a combination these two businesses will be,” commented Walt Wood, Xicom’s CEO. “Our employees, suppliers and customers will all enjoy benefits from an integrated market leader.”

Radyne also announced that 3 years of financials for Xicom will be available within 75 days.

About Radyne ComStream

Radyne ComStream designs, manufactures, sells, integrates and installs products, systems and software used for the transmission and reception of data and video over satellite, microwave, troposcatter, and cable communication networks. The Company, through its Tiernan subsidiary, is a supplier of HDTV and SDTV encoding and transmission equipment. The Xicom Technology subsidiary is a producer of high power amplifiers for communications applications. Radyne is headquartered in Phoenix, Arizona, has manufacturing facilities in Phoenix, San Diego, and Santa Clara and sales and service offices in Singapore, Beijing, Jakarta and the United Kingdom. The Company also has sales and/or service centers in Sao Paulo, Bangalore, Shanghai and

Moscow. For more information, visit our web site at www.radn.com. Additional information on Xicom is available at www.xicomtech.com.

Contact: Malcolm Persen, Chief Financial Officer, 602.437.9620

Safe Harbor Paragraph for Forward-Looking Statements

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”) and Radyne ComStream claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Radyne ComStream and its subsidiaries to be materially different from those expressed or implied by such forward-looking statements. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” “intends” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include statements relating to its acquisition of Xicom, and the anticipated benefits of the combination of Radyne and Xicom.

With respect to the Xicom acquisition, uncertainties include the possibility that: Xicom’s business will not be integrated successfully; marketing, sales, customer and other synergies anticipated from the acquisition will not be fully realized or will take longer to realize than expected; unanticipated expenses and liabilities will be incurred; the combined companies will lose key officers, employees, suppliers or customers; Radyne will not be able to improve Xicom’s profitability; and the acquisition may not be accretive in the near term or even in future years.

Factors that may affect forward-looking statements and the Company’s business generally include but are not limited to the following:

•	Changes in demand for the Company’s products;

•	Changes in product mix;

•	The timing of customer orders and deliveries;

•	The impact of competitive products and pricing;

•	Constraints on supplies of critical raw materials;

•	Excess or shortage of production capacity;

•	The potential lack of market approval and acceptance of our new products;

•	The impact of potential production, quality control and other technical problems associated with our new products;

•	Prospects of the international markets and global economy given that the Company depends heavily on international sales;

•	The effect that acts of international terrorism may have on the Company’s ability to ship products abroad;

•	The potential for another downturn in the evolving telecommunications and Internet industries;

•	Other risks discussed from time to time in the Company’s SEC filings and reports; and

•	Other factors that Radyne ComStream is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date the statement was made. Radyne ComStream does not undertake and specifically declines any obligation to update any forward-looking statements. In addition, the Company does not endorse any projections regarding future performance that may be made by third parties.